UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 8, 2007

Alpha Natural Resources, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-32423	02-0733940
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Alpha Place, P.O. Box 2345, Abingdon, Virginia		24212
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:		276-619-4410

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On January 3, 2007, Hans J. Mende resigned from ANR’s Board of Directors.  Mr. Mende was one of AMCI's designees to ANR’s Board of Directors pursuant to the stockholders agreement among ANR, certain affiliates of American Metals and Coal International, First Reserve Fund IX, L.P. and other identified parties.

On January 5, 2007, Alpha Natural Resources, Inc.’s (“ANR”) Board of Directors elected Kevin S. Crutchfield, ANR’s Executive Vice President, to the position of President. Michael J. Quillen, the Company’s Chief Executive Officer and Chairman of the Board, previously held the title of President as well. Mr. Quillen will continue to serve as Chairman and Chief Executive Officer. A copy of the press release issued on January 8, 2007 is attached as Exhibit 99.1.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with Mr. Quillen’s resignation as President of ANR, and Mr. Crutchfield’s election to such position, ANR’s Board of Directors approved an amendment to Section 4.04 of ANR’s Bylaws to separate the positions of Chief Executive Officer and President, effective as of January 5, 2007. Bylaw Section 4.04 previously read as follows:

“SECTION 4.04 President. The President shall be the Chief Executive Officer of the Corporation. He shall exercise such duties as customarily pertain to the office of President and Chief Executive Officer, and shall have general and active management of the property, business and affairs of the Corporation, subject to the supervision and control of the Board of Directors. He shall perform such other duties as prescribed from time to time by the Board of Directors or these Bylaws.

In the absence, disability or refusal of the Chairman of the Board of Directors to act, or the vacancy of such office, the President shall preside at all meetings of the stockholders and of the Board of Directors. Except as the Board of Directors shall otherwise authorize, the President shall execute bonds, mortgages and other contracts on behalf of the Corporation, and shall cause the seal to be affixed to any instrument requiring it and, when so affixed, the seal shall be attested by the signature of the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer.”

Bylaw Section 4.04 has been amended to read as follows:

“SECTION 4.04 Chief Executive Officer; President.

(a) The Chief Executive Officer shall exercise such duties as customarily pertain to the office of Chief Executive Officer, and shall have general and active management of the property, business and affairs of the Corporation, subject to the supervision and control of the Board of Directors. He shall perform such other duties as prescribed from time to time by the Board of Directors or these Bylaws.

In the absence, disability or refusal of the Chairman of the Board of Directors to act, or the vacancy of such office, the Chief Executive Officer shall preside at all meetings of the stockholders and of the Board of Directors. Except as the Board of Directors shall otherwise authorize, the Chief Executive Officer shall execute bonds, mortgages and other contracts on behalf of the Corporation, and shall cause the seal to be affixed to any instrument requiring it and, when so affixed, the seal shall be attested by the signature of the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer.

(b)  The President, if one is elected, shall have such powers and shall perform such duties as shall be assigned to him by the Chief Executive Officer or the Board of Directors.

In the absence, disability or refusal of the Chief Executive Officer to act, or the vacancy of such office, the President shall be vested with all the powers and shall perform all the duties of the Chief Executive Officer, unless or until the Board of Directors shall otherwise determine.”

In addition, references to the “President” were amended to the “Chief Executive Officer” or “the Chief Executive Officer and the President” throughout the Bylaws, as the context required. The full text of the amended and restated Bylaws is attached hereto as Exhibit 3.1, and is incorporated herein by reference in response to this Item 5.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 3.1 Alpha Natural Resources, Inc. Amended and Restated Bylaws

Exhibit 99.1 Alpha Natural Resources, Inc. Press Release, dated January 8, 2007.

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SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpha Natural Resources, Inc.

January 8, 2007	By:	/s/ Vaughn R. Groves

Name: Vaughn R. Groves
Title: Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

3.1	Alpha Natural Resources, Inc. Amended and Restated Bylaws
99.1	Alpha Natural Resources, Inc. Press Release, dated January 8, 2007.